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                                                                     EXHIBIT 1.1

                    QIAO XING MOBILE COMMUNICATION CO., LTD.

                                19,166,667 Shares

                                 Ordinary Shares

                               (without par value)

                             UNDERWRITING AGREEMENT

                                   _____, 2007

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                             UNDERWRITING AGREEMENT

                                                                     May 2, 2007

UBS AG
52/F, 2 International Finance Centre
8 Finance Street, Central
Hong Kong

as Managing Underwriter
and Representative of the several Underwriters

Ladies and Gentlemen:

            Qiao Xing Mobile Communication Co., Ltd., a company incorporated in the British Virgin Islands (the "Company"), proposes to issue and sell, and Qiao Xing Universal Telephone, Inc., a company incorporated in the British Virgin Islands (the "Controlling Shareholder") and each other entity identified as a Selling Shareholder in Schedule C annexed hereto (each such entity and the Controlling Shareholder, being referred to individually as a "Selling Shareholder", and collectively as "Selling Shareholders"), proposes to sell, to the underwriters named in Schedule A annexed hereto (the "Underwriters"), for whom you are acting as representative (the "Representative"), an aggregate of 16,666,667 ordinary shares (the "Firm Shares"), without par value (the "Ordinary Shares"), of the Company, of which 12,500,000 Firm Shares are to be issued and sold by the Company and 4,166,667 Firm Shares are to be sold by the Selling Shareholders. The number of Firm Shares to be sold by each Selling Shareholder is the number of Firm Shares set forth opposite the name of such Selling Shareholder in Schedule C annexed hereto. In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional 2,500,000 Ordinary Shares (the "Additional Shares"). The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the "Shares." The Shares are described in the Prospectus which is referred to below.

            The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "Act"), with the Securities and Exchange Commission (the "Commission") a registration statement on Form F-1 (File No. 333-142162) under the Act, including a prospectus, relating to the Shares.

            9 Except where the context otherwise requires, "Registration Statement," as used herein, means the registration statement, as amended at the time of such registration statement's effectiveness for purposes of Section 11 of the Act, as such section applies to the respective Underwriter (the "Effective Time"), including (i) all documents filed as a part thereof, (ii) any information contained in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430A or Rule 430C under the Act, to be part of the registration statement at the Effective Time, and (iii) any registration statement filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Act.

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            The Company has furnished to you, for use by the Underwriters and by dealers in connection with the offering of the Shares, copies of one or more preliminary prospectuses relating to the Shares. Except where the context otherwise requires, "Preliminary Prospectus," as used herein, means each such preliminary prospectus, in the form so furnished.

            Except where the context otherwise requires, "Prospectus," as used herein, means the prospectus, relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), or, if no such filing is required, the final prospectus included in the Registration Statement at the time it became effective under the Act, in each case in the form furnished by the Company to you for use by the Underwriters and by dealers in connection with the offering of the Shares.

            "Permitted Free Writing Prospectuses," as used herein, means the documents listed on Schedule B attached hereto and each "road show" (as defined in Rule 433 under the Act), if any, related to the offering of the Shares contemplated hereby that is a "written communication" (as defined in Rule 405 under the Act) (each such road show, an "Electronic Road Show"). The Underwriters have not offered or sold and will not offer or sell, without the Company's consent, any Shares by means of any "free writing prospectus" (as defined in Rule 405 under the Act) that is not a Permitted Free Writing Prospectus and that either (i) is required to be filed by the Underwriters with the Commission pursuant to Rule 433 under the Act, or (ii) contains any "issuer information" (as defined in Rule 433 under the Act) that has not been filed with the Commission by the Company.

            "Disclosure Package," as used herein, means the Preliminary Prospectus that was included in the Registration Statement dated [ ], 2007, together with any combination of one or more of the then-issued Permitted Free Writing Prospectuses, if any.

            As used in this agreement, "business day" shall mean a day on which the New York Stock Exchange (the "NYSE") is open for trading. The terms "herein," "hereof," "hereto," "hereinafter" and similar terms, as used in this agreement, shall in each case refer to this agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this agreement. The term "or," as used herein, is not exclusive.

            The Company has prepared and filed, in accordance with Section 12 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the "Exchange Act"), a registration statement (the "Exchange Act Registration Statement") on Form 8-A (File No. 000-[____]) under the Exchange Act to register the Shares under Section 12(b) of the Exchange Act.

            The Company, each of the Selling Shareholders, and the Underwriters agree as follows:

      1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell, and each of the Selling Shareholders agrees to sell, to the respective Underwriters and each of the

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Underwriters, severally and not jointly, agrees to purchase from the Company and each Selling Shareholder, the respective number of Firm Shares (subject to such adjustment as the Representative may determine to avoid fractional shares) which bears the same proportion to the total number of Firm Shares to be sold by the Company or by such Selling Shareholder, as the case may be, as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A annexed hereto, subject to adjustment in accordance with Section 11 hereof, bears to the total number of Firm Shares, in each case at a purchase price of $[____] per Share. The Company is advised by you that the Underwriters intend
(i) to make a public offering of their respective portions of the Firm Shares as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

            In addition, the Company hereby grants to the several Underwriters the option (the "Over-Allotment Option") to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company, ratably in accordance with the number of Firm Shares to be purchased by each of them, all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares. The Over-Allotment Option may be exercised by the Representative on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date of the Prospectus, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the Over-Allotment Option is being exercised and the date and time when the Additional Shares are to be delivered (any such date and time being herein referred to as an "additional time of purchase"); provided, however, that no additional time of purchase shall be earlier than the "time of purchase" (as defined below) nor earlier than the second business day after the date on which the Over-Allotment Option shall have been exercised nor later than the tenth business day after the date on which the Over-Allotment Option shall have been exercised. The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as the Representative may determine to eliminate fractional shares), subject to adjustment in accordance with Section 11 hereof.

            Pursuant to a power of attorney (the "Power of Attorney") granted by the Controlling Shareholder (which Power of Attorney shall be satisfactory to the Representative), Mr. Rui Lin Wu and Mr. Zhi Yang Wu shall act as representatives of the Controlling Shareholder. Each of the foregoing representatives (collectively, the "Representatives of the Controlling Shareholder") is authorized, on behalf of the Controlling Shareholder, among other things, to execute any documents necessary or desirable in connection with the sale of the Shares to be sold hereunder by the Controlling Shareholder to make delivery of the certificates of such Shares, to receive the proceeds of the sale of such Shares, to give receipts for such proceeds, to pay therefrom the expenses to be borne by the Controlling Shareholder in connection with the sale and public offering of the Shares, to distribute the balance of such proceeds to the

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Controlling Shareholder, to receive notices on behalf of the Controlling
Shareholder and to take such other action as may be necessary or desirable in connection with the transactions contemplated by this agreement.

      2. Payment and Delivery. Payment of the purchase price for the Firm Shares shall be made to the Company and to each Selling Shareholder by Federal Funds wire transfer against delivery of the certificates for the Firm Shares to you through the facilities of The Depository Trust Company ("DTC") for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on May 8, 2007 (unless another time shall be agreed to by you and the Company and the Selling Shareholders or unless postponed in accordance with the provisions of Section 11 hereof). The time at which such payment and delivery are to be made is hereinafter sometimes called the "time of purchase." Electronic transfer of the Firm Shares shall be made to you at the time of purchase in such names and in such denominations as you shall specify prior to the date of the time of purchase.

            Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm Shares. Electronic transfer of the Additional Shares shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.

            Deliveries of the documents described in Section 9 hereof with respect to the purchase of the Shares shall be made at the offices of O'Melveny & Myers LLP, 31st Floor, China World Tower One, No. 1 Jianguomenwai Avenue, Beijing 100004, P. R. China, at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Shares or the Additional Shares, as the case may be.

      3. Representations and Warranties of the Company. The Company and the Controlling Shareholder jointly and severally represent and warrant to and agree with each of the Underwriters that:

            (a) the Registration Statement has heretofore become effective under the Act or, with respect to any registration statement to be filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Act, will be filed with the Commission and become effective under the Act no later than 10:00 P.M., New York City time, on the date of determination of the public offering price for the Shares; no stop order of the Commission preventing or suspending the use of any Preliminary Prospectus or Permitted Free Writing Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Company's knowledge, are contemplated by the Commission; the Exchange Act Registration Statement has become effective as provided in Section 12 of the Exchange Act;

            (b) the Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at the time of purchase, each additional time of purchase, if any, and at all times during which

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      a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, will comply, in all material respects, with the requirements of the Act; the Registration Statement did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each Preliminary Prospectus complied, at the time it was filed with the Commission, and complies as of the date hereof, in all material respects with the requirements of the Act; at no time during the period that begins on the earlier of the date of such Preliminary Prospectus and the date such Preliminary Prospectus was filed with the Commission and ends at the time of purchase did or will any Preliminary Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at no time during such period did or will any Preliminary Prospectus, as then amended or supplemented, together with any combination of one or more of the then issued Permitted Free Writing Prospectuses, if any, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Prospectus, as then amended and supplemented, will comply, as of its date, the date that it is filed with the Commission, the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, in all material respects, with the requirements of the Act (including, without limitation, Section 10(a) of the Act); at no time during the period that begins on the earlier of the date of the Prospectus and the date the Prospectus is filed with the Commission and ends at the later of the time of purchase, the latest additional time of purchase, if any, and the end of the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares did or will the Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; at no time during the period that begins on the date of such Permitted Free Writing Prospectus and ends at the time of purchase did or will any Permitted Free Writing Prospectus include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that neither the Company nor the Controlling Shareholder makes any representation or warranty in this
      Section 3 with respect to any statement contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted
      Free Writing Prospectus in reliance upon and in conformity with information concerning an

                                      -5-

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      Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement, such Preliminary Prospectus, the Prospectus or such Permitted Free Writing Prospectus;

            (c) prior to the execution of this agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any "prospectus" (within the meaning of the Act) or used any "prospectus" (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Preliminary Prospectuses and the Permitted Free Writing Prospectuses, if any; the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rules 164 and 433 under the Act; assuming that such Permitted Free Writing Prospectus is accompanied or preceded by the most recent Preliminary Prospectus that contains a price range or the Prospectus, as the case may be, and that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by any Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 and Rule 433 (without reliance on subsections (b), (c) and (d) of Rule
      164); the Preliminary Prospectus dated April 16, 2007 is a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act, including a price range where required by rule; neither the Company nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Shares, "free writing prospectuses" (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Company is not an "ineligible issuer" (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares contemplated by the Registration Statement; the parties hereto agree and understand that the content of any and all "road shows" (as defined in Rule 433 under the Act) related to the offering of the Shares contemplated hereby is solely the property of the Company; the Company has caused there to be made available at least one version of a "bona fide electronic road show" (as defined in Rule 433 under the Act) in a manner that, pursuant to Rule 433(d) under the Act, causes the Company not to be required, pursuant to Rule 433(d) under the Act, to file, with the Commission, any Electronic Road Show;

            (d) as of the date of this agreement, the Company has an authorized and outstanding capitalization as set forth in the sections of the Registration Statement, the Preliminary Prospectuses and the Prospectus entitled "Capitalization" and "Description of share capital" (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus), and, as of the time of purchase and any additional time of purchase, as the case may

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      be, the Company shall have an authorized and outstanding capitalization as set forth in the sections of the Registration Statement, the Preliminary Prospectuses and the Prospectus entitled "Capitalization" and "Description of share capital" (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus) (subject, in each case, to the issuance of Shares upon exercise of share options and warrants disclosed as outstanding in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus and the grant of options under existing share incentive plans described in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus); all of the issued and outstanding share capital of the Company, including the Ordinary Shares, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; and the Shares are duly listed, and admitted and authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on the NYSE;

            (e) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the British Virgin Islands, with full power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, to execute and deliver this agreement and to issue, sell and deliver the Shares as contemplated herein;

            (f) the Company is duly qualified to do business as a foreign company and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, either (i) have a material adverse effect on the business, properties, financial condition, management, results of operations or prospects of the Company and the CECT Entities (as defined below), taken as a whole, (ii) prevent or materially interfere with consummation of the transactions contemplated hereby or
      (iii) prevent the Shares from being accepted for listing on, or result in the delisting of the Shares from, the NYSE (the occurrence of any such effect or any such prevention or interference or any such result described in the foregoing clauses (i), (ii) and (iii) being herein referred to as a "Material Adverse Effect");

            (g) the Company has no subsidiaries (as defined under the Act) other than CEC Telecom Co., Ltd., a People's Republic of China ("PRC") foreign-invested equity joint venture ("CECT"); the Company owns 93.4% of the equity ownership of CECT and the remaining 6.6% of the equity of CECT is owned by Qiao Xing Group Limited, a PRC company; CECT owns 100% of CEC Telecom Co., Ltd., Huizhou Branch (the "CECT Huizhou Branch," and together

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      with CECT, collectively referred to as the "CECT Entities"), a branch company formed under PRC Law (as used in this agreement, "PRC Law" means all applicable laws, regulations, rules, orders, decrees, guidelines, judicial interpretations and other legislation of the PRC in effect as of the date of this agreement); except for CECT, the CECT Huizhou Branch and CEC Mobile Co., Ltd., for which CECT holds 10% of the equity interest since June 30, 2004, the Company does not own, directly or indirectly, any shares of stock or any other equity interests or long-term debt securities of any corporation, firm, partnership, joint venture, association or other entity; complete and correct copies of constitutional and other organizational documents of the Company and the CECT Entities, and all amendments thereto, have been delivered to you, and, except as set forth in the exhibits to the Registration Statement, no changes therein will be made on or after the date hereof through and including the time of purchase or, if later, any additional time of purchase; CECT has been duly incorporated and is validly existing as a corporation in good standing under PRC Law, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any; CECT's business license is in full force and effect under PRC Law, and the operation of CECT is, in all material respects, in compliance with its business license; the CECT Huizhou Branch has been duly established and is validly existing with its business license in full force and effect under PRC Law, and the operation of the CECT Huizhou Branch is, in all material respects, in compliance with its business license; CECT is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the outstanding equity interests of CECT have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all applicable securities laws, were not issued in violation of any preemptive right, resale right, right of first refusal or similar right and are owned by the Company and Qiao Xing Group Limited subject to no security interest, other encumbrance or adverse claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into equity or ownership interests in the CECT Entities are outstanding;

            (h) the Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights; the Shares, when issued and delivered against payment therefor as provided herein, will be free of any restriction upon the voting or transfer thereof pursuant to the Company's constitutional and other organizational documents or any agreement or other instrument to which the Company is a party;

            (i) the share capital of the Company, including the Shares, conforms in all material respects to each description thereof, if any, contained in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any; and the certificates for the Shares are in due and proper form and the holders of the Shares will not be subject to personal liability solely by reason of being such holders;

            (j) the Registration Statement, each Preliminary Prospectus, the Prospectus, the Exchange Act Registration Statement, and the filing of the Registration Statement, the Prospectus and the Exchange Act Registration Statement with the Commission have each been duly authorized by and on behalf of the Company, and the Registration Statement and the Exchange Act Registration Statement have each been duly executed pursuant to such authorization by and on behalf of the Company;

            (k) this agreement has been duly authorized, executed and delivered by the Company;

            (l) neither the Company nor any of the CECT Entities is in breach or violation of or in default under (nor has any event occurred which, with notice, lapse of time or by operation of law or any combination of the foregoing, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (i) its respective constitutional and other organizational documents, or (ii) as of the listing, the rules and regulations of the NYSE applicable to it, or
      (iii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, or (iv) any applicable law, regulation or rule, or (v) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority, or (vi) any decree, judgment or order applicable to it or any of its properties, except, in the case of clauses (iii), (iv), (v) and
      (vi) of this paragraph, where any such breach, violation or default would not, individually or in the aggregate, have a Material Adverse Effect;

            (m) the execution, delivery and performance of this agreement, the issuance and sale of the Shares, the sale of the Shares by the Selling Shareholders, and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any CECT Entity pursuant to) (i) the constitutional and other organizational documents of the Company or any of the CECT Entities, or (ii) as of the listing, the rules and regulations of the NYSE applicable to it, or (iii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the CECT Entities is a party or by which any of them or any of their respective properties may be bound or affected, or (iv) any applicable law, regulation or rule, or (v) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority, or (vi) any decree, judgment or order applicable to the Company or any of the CECT Entities or any of their respective properties, except, in the case of clauses (iii), (iv),
      (v) and (vi) of this paragraph, where any such breach, violation or default would not, individually or in the aggregate, have a Material Adverse Effect;

            (n) no approval, authorization, consent or order of or filing with any federal, state, local PRC or other governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE), or approval of the shareholders of the Company, is required in connection with the issuance and sale of the Shares, the sale of the Shares to be sold by the Selling Shareholders or the consummation of the transactions contemplated hereby, other than (i) registration of the Shares under the Act, which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Act, will be effected in accordance herewith), (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or (iii) under the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD");

            (o) except as described in the Disclosure Package, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any Ordinary Shares or any other share capital or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any Ordinary Shares or share capital of or other equity interests in the Company, (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares; and
      (iv) no person has the right, contractual or otherwise, to cause the Company to register under the Act any Ordinary Shares or any other share capital of or other equity interests in the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby;

            (p) each of the Company and the CECT Entities has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under PRC Law or any other applicable law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from other persons, in order to conduct their respective businesses; neither the Company nor any of the CECT Entities has received notice of any proceedings relating to revocation, suspension or modification of any such license, authorization, consent or approval; and each of the Company and the CECT Entities is in compliance with such licenses, authorizations, consents and approvals in all material respects;

            (q) there are no actions, suits, claims, investigations or proceedings pending or, to the Company's knowledge, threatened or contemplated to which the Company or any of the CECT Entities or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE), except any such action, suit, claim, investigation or proceeding which, if resolved adversely to the Company or any CECT Entity, would not, individually or in the aggregate, have a Material Adverse Effect;

            (r) KPMG, whose report on the consolidated financial statements of the Company and its subsidiaries is included in the Registration Statement, the Preliminary Prospectuses, the Prospectus, and the Permitted Free Writing Prospectuses, if any, are independent registered public accountants as required by the Act and by the rules of the Public Company Accounting Oversight Board of the United States;

            (s) the consolidated financial statements included in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, together with the related notes and schedules, present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and have been prepared in compliance with the requirements of the Act and Exchange Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved; all pro forma financial statements or data included in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free

      Writing Prospectuses, if any, comply with the requirements of the Act and the Exchange Act, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; the other financial and statistical data contained in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, any Preliminary Prospectus or the Prospectus that are not included as required, except where a waiver has been properly obtained from the Commission and in form acceptable to the Representative; the Company and the CECT Entities do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus; and all disclosures contained in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, regarding "non-GAAP financial measures" (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable; and the financial information of the Company included under "Recent developments" in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses is: (i) true and correct in all material respects; (ii) will not differ in any material respect from the corresponding amounts to be reported by the Company in connection with the announcement of its results for the quarter ended March 31, 2007 and filed with the SEC on Form 6-K (assuming consummation of the offering); and (iii) has been derived from the Company's accounting records and prepared in conformity with U.S. GAAP and on a basis consistent with the Company's audited consolidated financial statements included in the Registration Statement, including all adjustments, consisting only of normal recurring adjustments (other than adjustments based upon the finalization of the Company's quarterly closing, review and reporting processes), necessary in the opinion of the management of the Company to provide a fair presentation of the results for such period presented;

            (t) subsequent to the respective dates as of which information is given in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, in each case excluding any amendments or supplements to the foregoing made after the execution of this agreement, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Company and the CECT Entities, taken as a whole, (ii) any transaction not in the ordinary course of business of the Company and the CECT Entities, which is material to the Company and the CECT Entities, taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any CECT Entity, which is material to the Company and the CECT Entities, taken as a whole, (iv) any change in the share capital or outstanding indebtedness of the Company or any CECT Entity or (v) any dividend or distribution of any kind declared, paid or made on the share capital of the Company or any CECT Entity;

            (u) the Company has obtained for the benefit of the Underwriters the agreement (each a "Lock-Up Agreement"), substantially in the form set forth as Exhibit A hereto, of the directors, executive officers, the Selling Shareholders, and each other security holder of the Company named in Exhibit A-1 hereto; the Representative agrees that it will not grant a waiver to, or release or exemption from, any such Lock-Up Agreement without first notifying the Company;

            (v) neither the Company nor any CECT Entity is, and at no time during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares will either of them be, and, after giving effect to the offering and sale of the Shares, neither of them will be, an "investment company" or an entity "controlled" by an investment company, as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

            (w) the Company does not expect to be a Passive Foreign Investment Company ("PFIC") as such term is defined in the United States Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder for the taxable year ending December 31, 2007, and has no plan or intention to conduct its business in a manner that would be reasonably expected to result in the Company becoming a PFIC in the future;

            (x) except as described in the Disclosure Package, the Company and each of the CECT Entities have good and marketable title to all property (real and personal) described in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, as being owned by any of them, free and clear of all liens, claims, security interests or other encumbrances; all the property described in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, as being held under lease by the Company or a CECT Entity is held thereby under valid, subsisting and enforceable leases;

            (y) except as disclosed in the Disclosure Package, the Company and the CECT Entities own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, as being owned or licensed by them or which are necessary for the conduct of their respective businesses as currently conducted or as proposed to be conducted (including but not limited to the commercialization of products or services described in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free

      Writing Prospectuses, if any, as under development), (collectively, "Intellectual Property"), except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect; (i) there are no third parties who have or, to the Company's knowledge, will be able to establish rights to any Intellectual Property, except for, and to the extent of, the ownership rights of the owners of the Intellectual Property which the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus disclose is licensed to the Company; (ii) to the Company's knowledge, there is no infringement by third parties of any Intellectual Property; (iii) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the Company's rights in or to any Intellectual Property, except as would not, individually or in the aggregate, have a Material Adverse Effect, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (iv) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Intellectual Property, except as would not, individually or in the aggregate, have a Material Adverse Effect, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (v) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others that the Company or any CECT Entity infringes or otherwise violates, or would, upon the commercialization of any product or service described in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, as under development, infringe or violate, any patent, trademark, trade name, service name, copyright, trade secret or other proprietary rights of others, except as would not, individually or in the aggregate, have a Material Adverse Effect, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; and (vi) the Company and the CECT Entities have, except as would not individually or in the aggregate have a Material Adverse Effect, complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or any CECT Entity, and all such agreements are in full force and effect;

            (z) neither the Company nor any of the CECT Entities is engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company's knowledge, threatened against the Company or any of the CECT Entities, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Company's knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company's knowledge, threatened against the Company or any of the CECT Entities and (C) no union representation dispute currently existing concerning the employees of the Company or any of the CECT Entities, (ii) to the Company's knowledge, no union organizing activities are currently taking place concerning the employees of the Company or any of the CECT Entities and (iii) there has been no violation of any PRC Law or other applicable laws, rules or regulations relating to discrimination in the hiring, promotion or pay of employees, or any applicable wage or hour laws or the rules and regulations promulgated thereunder concerning the employees of the Company or any of the CECT Entities;

            (aa) the Company and the CECT Entities and their respective properties, assets and operations are in compliance with, and the Company and each of the CECT Entities hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; there are no past, present or, to the Company's knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or any CECT Entity under, or to interfere with or prevent compliance by the Company or any CECT Entity with, Environmental Laws; except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of the CECT Entities (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or named in any pending or, to the Company's knowledge, threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and "Hazardous Materials" means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);

            (bb) all tax returns required to be filed by the Company or any of the CECT Entities have been timely filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided and other than those that would not, individually or in the aggregate, have a Material Adverse

      Effect; except as described in the Disclosure Package, all local and national PRC governmental tax relief, concessions, waivers, holidays and preferential treatments enjoyed by the Company and the CECT Entities are valid and do not violate any PRC Law;

            (cc) the Company and each of the CECT Entities maintain insurance covering their respective owned properties, operations, personnel and businesses, and in the case of the leased properties the lessor maintains insurance covering the leased properties, as the Company reasonably deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice in the PRC to protect the Company and the CECT Entities and their respective businesses; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and each additional time of purchase, if any; neither the Company nor any CECT Entity has reason to believe that it will not be able to renew any such insurance as and when such insurance expires;

            (dd) neither the Company nor any CECT Entity has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any CECT Entity or, to the Company's knowledge, any other party to any such contract or agreement;

            (ee) except as described in the Disclosure Package, the Company and CECT maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

            (ff) the Company has established and maintains and evaluates "disclosure controls and procedures" (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and "internal control over financial reporting" (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company's Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established; the Company's independent auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data; and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Company's internal controls; all material weaknesses, if any, in internal controls have been identified to the Company's independent auditors; since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant adverse changes in internal controls or in other factors that could significantly affect internal controls; and the Company has taken all reasonable and necessary actions to ensure that, upon and at all times after the filing of the Registration Statement, the Company and the CECT Entities and their respective officers and directors, in their capacities as such, will be in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and the rules and regulations promulgated thereunder;

            (gg) each "forward-looking statement" (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, has been made or reaffirmed with a reasonable basis and in good faith;

            (hh) there are no material relationships or transactions among the Company and the CECT Entities, on the one hand, and their current shareholders, affiliates, directors or officers, or any affiliates or members of the immediate families of such persons, on the other hand, that are not disclosed in the Registration Statement, the Preliminary Prospectuses and the Prospectus;

            (ii) all statistical or market-related data included in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

            (jj) neither the Company nor any of the CECT Entities nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the CECT Entities is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder; and the Company, the CECT Entities and, to the knowledge of the Company, its affiliates have instituted and maintain policies and procedures reasonably designed to ensure continued compliance therewith;

            (kk) the operations of the Company and the CECT Entities are and have been conducted at all times in compliance with all money laundering laws, rules and regulations applicable to them, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company or any of the CECT Entities with respect to such money laundering laws is pending or, to the Company's knowledge, threatened;

            (ll) neither the Company nor any of the CECT Entities nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the CECT Entities is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and the Company will not directly or indirectly use the proceeds of the offering of the Shares contemplated hereby, or lend, contribute or otherwise make available such proceeds to any CECT Entity, joint venture partner or other person or entity for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;

            (mm) no CECT Entity is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such CECT Entity's share capital, from repaying to the Company any loans or advances to such CECT Entity from the Company or from transferring any of such CECT Entity's property or assets to the Company or any other CECT Entity of the Company; except as disclosed in the Disclosure Package, any dividends and other distributions declared with respect to after-tax retained earnings on the equity interests of CECT may under PRC Law be paid to the Company in Renminbi that, subject to potential penalties under the Notice on Relevant Issues in the Foreign Exchange Control over Financing and Return Investment Through Special Purpose Companies by Residents Inside China issued by PRC State Administration of Foreign Exchange in October 2005, may be converted into U.S. dollars and freely transferred out of the PRC, and all such dividends and other distributions are not and, except as disclosed in the Disclosure Package, will not be subject to withholding or other taxes under PRC Laws and, except as disclosed in the Disclosure Package, are otherwise free and clear of any other tax, withholding or deduction in the PRC, and without the necessity of obtaining any governmental authorization in the PRC except for the routine PRC foreign exchange procedures and tax withholding procedures.

            (nn) the issuance and sale of the Shares as contemplated hereby will not cause any holder of any share capital, securities convertible into or exchangeable or exercisable for share capital or options, warrants or other rights to purchase share capital or any other securities of the Company to have any right to acquire any shares of preferred stock of the Company;

            (oo) except pursuant to this agreement, neither the Company nor any of the CECT Entities has incurred any liability for any finder's or broker's fee or agent's commission in connection with the execution and delivery of this agreement or the consummation of the transactions contemplated hereby or by the Registration Statement;

            (pp) neither the Company nor any of the CECT Entities nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

            (qq) the descriptions of the events and transactions (the "Restructuring") set forth in the Registration Statement, the Preliminary Prospectuses and the Prospectus under the captions "Prospectus summary--Corporate structure" and "Corporate structure and history" are accurate, complete and fair in all material respects; the Restructuring does not contravene or conflict with (i) the respective constitutional and other organizational documents of any of the Company and the CECT Entities, (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which any of the Company or the CECT Entities is a party or by which they or any of their properties may be bound or affected, or (iii) any PRC Law or any other applicable laws, rules or regulations of any governmental agency having jurisdiction over the Company or the CECT Entities or any of their properties (including, without limitation, the PRC Ministry of Commerce, the State-owned Assets Supervision and Administration Commission of the PRC State Council, the PRC State Administration of Industry and Commerce and the State Administration of Foreign Exchange of the PRC); except, in the case of clause (ii) of this paragraph, where any such contravention or conflict would not, individually or in the aggregate, have a Material Adverse Effect; and except that clause (iii) of this paragraph is subject to the following, none of which will, individually or in the aggregate, have a Material Adverse Effect: (x) the approval of the acquisition of certain registered capital of CECT in 2002 was rendered by the Beijing Foreign Economic and Trade Commission outside of its approval authority, which was limited to investments of US$30,000,000 or less at the time of the approval in 2002, but given that the limitation was increased to US$100,000,000 and the State Foreign Economic and Trade Commission has not taken any substantive action after becoming aware of the matter, the prior action of the Beijing Foreign Economic and Trade Commission will not have a Material Adverse Effect on the ownership of the Company to such registered capital, and (y) the acquisition of 25% registered capital of CECT by Hui Zhou Qiao Xing Communication Industry Co., Ltd. in 2004, which was later acquired by the Company in 2004, was not qualified for re-investment in that the registered capital of Hui Zhou Qiao Xing Communication Industry Co., Ltd. was not fully paid up, but because such qualification requirement for re-investment was abolished in 2006, the lack of such qualification will not have a Material Adverse Effect on the Company's ownership to CECT's registered capital.

            (rr) all governmental authorizations required in connection with the Restructuring have been made or unconditionally obtained in writing, and no such governmental authorization has been withdrawn or revoked or is subject to any condition precedent which has not been fulfilled or performed;

            (ss) the Company has taken, or is in the process of taking, all reasonable steps to comply with, and to ensure compliance by each of its shareholders, option holders, directors, officers, and employees that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including, without limitation, the Ministry of Commerce, National Development and Reform Commission and the State Administration of Foreign Exchange) relating to overseas investment by PRC residents and citizens or overseas listing by offshore special purpose vehicles controlled directly or indirectly by PRC companies and individuals, such as the Company, (the "PRC Overseas Investment and Listing Regulations"), including, without limitation, requesting each shareholder, option holder, director, officer and employee that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations;

            (tt) to the Company's knowledge, there are no affiliations or associations between (i) any member of the NASD and (ii) the Company or any of the Company's officers, directors or 5% or greater security holders or any beneficial owner of the Company's unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as disclosed in the Disclosure Package;

            (uu) the Company is a "foreign private issuer" within the meaning of Rule 405 under the Act;

            (vv) except as disclosed in the Disclosure Package, no transaction, stamp, capital or other issuance, registration or transfer taxes or duties are, under the laws and regulations of each of the PRC and the British Virgin Islands, payable in the PRC and the British Virgin Islands by or on behalf of the Underwriters to any PRC or British Virgin Islands taxing authority in connection with (i) the sale and delivery of the Shares, the issuance of the Shares, and the delivery of the Shares to or for the accounts of the Underwriters, (ii) the initial sale and delivery by the Underwriters of the Shares to purchasers thereof, (iii) the holding or transfer of the Shares outside the British Virgin Islands, or (iv) the execution and delivery of this agreement;

            (ww) the choice of the laws of the State of New York as the governing law of this agreement is a valid choice of law and would be recognized and given effect to in any action brought before a court of competent jurisdiction in the British Virgin Islands, except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of the British Virgin Islands; the choice of the laws of the State of New York as the governing law of this agreement is a valid choice of law and would be recognized and given effect to in any action brought before a court of competent jurisdiction in the PRC, and any final judgment for a fixed or readily calculable sum of money rendered by any court of the State of New York or of the United States located in the State of New York having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this agreement would be declared enforceable against the Company by the courts of the PRC in accordance with the requirements of PRC Civil Procedures Law based either on treaties between the PRC and the United States or on reciprocity between jurisdictions, without payment of any stamp, registration or similar tax or duty, provided that (a) the judgment was not contrary to the public policy, state sovereignty or security of the PRC, (b) the judgment was not given or obtained by fraud, (c) the judgment was not based on clear mistake of law or fact, (d) the judgment was not directly or indirectly for the payment of taxes or other charges of a like nature or of a fine or other penalty, (e) the judgment was for a definite sum of money, (f) the judgment was final and conclusive, (g) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (h) such judgments do not conflict with any other valid judgment in the same matter between the same parties, (i) an action between the same parties in the same matter is not pending in any PRC court at the time the lawsuit is instituted in the New York Court, and (j) the requirements of the PRC Civil Procedures Law based either on treaties between the PRC and the United States or on reciprocity between such jurisdictions are satisfied; the Company has the power to submit, and pursuant to Section 16 hereof has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York Court (as defined in Section 16 hereof), and the Company has the power to designate, appoint and authorize, and pursuant to Section 16 hereof, has legally, validly, effectively and irrevocably designated, appointed and authorized, the Authorized Agent (as defined in Section 16 hereof) for service of process in any action arising out of or relating to this agreement in any New York Court, and service of process effected on such Authorized Agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 16 hereof;

            (xx) the courts of the British Virgin Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the New York Court against the Company based upon this agreement under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the British Virgin Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the British Virgin Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the British Virgin Islands; and (f) there is due compliance with the correct procedures under the laws of the British Virgin Islands;

            (yy) each of the sections entitled "Management's discussion and analysis of financial condition and results of operations" in the Preliminary Prospectuses and the Prospectus accurately and fully describes in all material respects (i) accounting policies that the Company believes are the most important in the portrayal of the Company's financial condition and results of operations and that require management's most difficult, subjective or complex judgments; (ii) judgments and uncertainties affecting the application of critical accounting policies; and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof;

            (zz) (i) the Preliminary Prospectuses and the Prospectus each fairly and accurately describe all material trends, demands, commitments and events known to the Company, and uncertainties, and the potential effects thereof, that the Company believes would materially affect its liquidity and are reasonably likely to occur; and (ii) neither the Company nor any CECT Entity is engaged in any off-balance sheet transactions, arrangements, and obligations, including, without limitation, relationships with unconsolidated entities that are contractually limited to narrow activities that facilitate the transfer of or access to assets by the Company or any of CECT Entities, such as structured finance entities and special purpose entities that are reasonably likely to have a material effect on the liquidity of the Company or any of CECT Entities or the availability thereof or the requirements of the Company or any of CECT Entities for capital resources. As used herein, the phrase "reasonably likely" refers to a disclosure threshold lower than "more likely than not";

            (aaa) the statements set forth in each Preliminary Prospectus and the Prospectus under the caption "Description of share capital," insofar as they purport to constitute a summary of the terms of the Shares, and under the captions "Taxation," "Underwriting," "Enforceability of civil liabilities" and "Regulation," insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

            (bbb) other than as set forth in each Preliminary Prospectus and the

      Prospectus, no governmental approvals are currently required in the British Virgin Islands in order for the Company to pay dividends or other distributions declared by the Company to holders of Shares, and no other withholding or other taxes under the laws and regulations of the British Virgin Islands will be imposed in connection with the declaration and payment by the Company of dividends and other distributions in respect of its share capital;

            (ccc) the entering into and performance or enforcement of this agreement in accordance with its terms will not subject the Underwriters to a requirement to be licensed or otherwise qualified to do business in the British Virgin Islands or in the PRC, nor will the Underwriters be deemed to be resident, domiciled, carrying on business through an establishment or place in the British Virgin Islands or in the PRC or in breach of any laws or regulations in the PRC or, to the best of the Company's knowledge after due inquiry, the British Virgin Islands, by reason of the entering into, performance or enforcement of this agreement;

            (ddd) each of the Company and each of the Company's directors that signed the Registration Statement is aware of, and has been advised as to, the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (the "CSRC") and the State Administration of Foreign Exchange of the PRC on August 8, 2006 (the "M&A Rules"), in particular the relevant provisions thereof which purport to require offshore special purpose vehicles, or SPVs, formed for listing purposes and controlled directly or indirectly by PRC companies or individuals, to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange; the Company has received legal advice specifically with respect to the M&A Rules from its PRC counsel and the Company understands such legal advice; and the Company has fully communicated such legal advice from its PRC counsel to each of its directors that signed the Registration Statement and each director has confirmed that he or she understands such legal advice;

            (eee) the statements set forth in the Prospectus under the captions "Risk Factors--If the China Securities Regulatory Commission, or CSRC, or another PRC regulatory agency, determines that CSRC approval is required in connection with this offering, this offering may be delayed or cancelled, or we may become subject to penalties" and "Risk factors--Recent PRC regulations relating to the establishment of offshore special purpose companies by PRC residents, if applied to us, may subject the PRC resident shareholders of us or our parent company to personal liability and limit our ability to acquire PRC companies or to inject capital into our PRC subsidiary, limit our PRC subsidiary's ability to distribute profits to us or otherwise materially adversely affect us" represent fair and accurate summaries of the matters described therein, and (i) no material information has been omitted from such summaries which would make the same misleading in any material respect, and (ii) nothing has come to the attention of the Company or the Controlling Shareholder that would lead them to believe that the CSRC is taking any action to require the Company to seek their approval for the consummation of the transactions contemplated under this agreement or that would otherwise have a Material Adverse Effect.

      In addition, any certificate signed by any officer of the Company or any of the CECT Entities and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

      4. Representations and Warranties of the Selling Shareholders. Each Selling Shareholder, severally and not jointly with the other Selling Shareholders, represents and warrants to each of the Underwriters that:

            (a) such Selling Shareholder has not, prior to the execution of this agreement, offered or sold any Shares by means of any "prospectus" (within the meaning of the Act), or used any "prospectus" (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the then most recent Preliminary Prospectus and any Permitted Free Writing Prospectus, if any;

            (b) neither the execution, delivery and performance of this agreement or the Custody Agreement (as defined below) or Power of Attorney to which such Selling Shareholder is a party nor the sale by such Selling Shareholder of the Shares to be sold by such Selling Shareholder pursuant to this agreement nor the consummation of the transactions contemplated hereby or thereby will conflict with, result in any breach or violation of or constitute a default under (or constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) (i) the constitutional and other organizational documents of such Selling Shareholder, (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder or any of its properties may be bound or affected,
      (iii) any applicable law, regulation or rule, (iv) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE) having jurisdiction over such Selling Shareholder or the property of such Selling Shareholder, or (v) any decree, judgment or order applicable to such Selling Shareholder or any of its properties, except, in the case of clauses (ii), (iii), (iv) and (v) of this paragraph, where any such breach, violation or default would not, individually or in the aggregate, have a Material Adverse Effect or encumber or otherwise adversely affect the prospective rights of the Underwriters, and subsequent transferees, in and to the Shares to be sold by such Selling Shareholder pursuant to this agreement;

            (c) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE) having jurisdiction over such Selling Shareholder or the property of such Selling Shareholder, is required in connection with the sale of the Shares to be sold by such Selling Shareholder pursuant to this agreement or the consummation by such Selling Shareholder of the transactions contemplated hereby or by the Custody Agreement or Power of Attorney to which such Selling Shareholder is a party other than (i) registration of the Shares under the Act, which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Act, will be effected in accordance herewith), (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or (iii) under the Conduct Rules of the NASD;

            (d) neither such Selling Shareholder nor any of its affiliates has taken, directly or indirectly, any action designed to, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

            (e) there are no affiliations or associations between any member of the NASD and such Selling Shareholder, except as disclosed in the Disclosure Package; none of the proceeds received by such Selling Shareholder from the sale of the Shares to be sold by such Selling Shareholder pursuant to this agreement will be paid to a member of the NASD or any affiliate of (or person "associated with," as such terms are used in the Rules of the NASD) such member;

            (f) such Selling Shareholder now is and, at the time of delivery of such Shares (whether the time of purchase or any additional time of purchase, as the case may be), will be the lawful owner of the number of Shares to be sold by such Selling Shareholder pursuant to this agreement and has and, at the time of delivery of such Shares, will have valid and marketable title to such Shares, and upon delivery of and payment for such Shares (whether at the time of purchase or any additional time of purchase, as the case may be), the Underwriters will acquire valid and marketable title to such Shares free and clear of any claim, lien, encumbrance, security interest, community property right, restriction on transfer or other defect in title;

            (g) such Selling Shareholder has and, at the time of delivery of the Shares to be sold by such Selling Shareholder pursuant to this agreement

      (whether the time of purchase or any additional time of purchase, as the case may be), will have full legal right, power and capacity, and all authorizations and approvals required by law (other than those imposed by the Act and state securities or blue sky laws), to (i) enter into this agreement, the Custody Agreement (as defined below) and, in the case of the Controlling Shareholder, the Power of Attorney, (ii) sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder pursuant to this agreement in the manner provided in this agreement and
      (iii) make the representations, warranties and agreements made by such Selling Shareholder herein;

            (h) this agreement and the custody agreement (the "Custody Agreement"), dated [April _____, 2007] among Computershare Shareholder Services, Inc., as custodian (the "Custodian"), the Company and such Selling Shareholder, and the Power of Attorney, have each been duly executed and delivered by such Selling Shareholder, and each is a legal, valid and binding agreement of such Selling Shareholder enforceable in accordance with its terms;

            (i) the Controlling Shareholder has duly and irrevocably authorized each of the Representatives of the Controlling Shareholder (whether acting alone or together), on behalf of the Controlling Shareholder, to execute and deliver this agreement and any other documents necessary or desirable in connection with the transactions contemplated hereby or thereby and to deliver the Shares to be sold by the Controlling Shareholder pursuant to this agreement and receive payment therefor pursuant hereto;

            (j) the sale of the Shares to be sold by such Selling Shareholder pursuant to this agreement is not prompted by any material information concerning the Company or any CECT Entity which is not set forth in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus;

            (k) at the time of purchase and each additional time of purchase, all stock transfer or other taxes (other than income taxes), if any, that are required to be paid in connection with the sale and transfer of the Shares to be sold by such Selling Shareholder to the several Underwriters hereunder will be fully paid or provided for by such Selling Shareholder, and all laws imposing such taxes will be fully complied with; and

            (l) pursuant to the Custody Agreement, such Selling Shareholder agrees that (i) the arrangements made by such Selling Shareholder for custody and for the appointment of the Custodian are irrevocable, and (ii) the obligations of such Selling Shareholder thereunder shall not be terminated by operation of law or the liquidation, dissolution, merger or consolidation of such Selling Shareholder or the occurrence of any other event (each, an "Event"); if an Event occurs before the delivery of the Shares to be sold by such Selling Shareholder to the several Underwriters hereunder, the Custody Agreement and this agreement, and actions taken by the Custodian pursuant to such Custody Agreement shall be as valid as if such Event had not occurred, regardless of whether or not the Custodian shall have received notice thereof.

      In addition, any certificate signed by any officer of such Selling Shareholder or by any Representative of the Controlling Shareholder (in the case of the Controlling Shareholder) and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by such Selling Shareholder, as to matters covered thereby, to each Underwriter.

  5. Certain Covenants of the Company. The Company hereby agrees:

            (a) to furnish such information as may be reasonably required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as the Representative may designate and to maintain such qualifications in effect so long as the Representative may request for the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise the Representative of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

            (b) to make available to the Underwriters in New York City, as soon as practicable after this agreement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may reasonably request for the purposes contemplated by the Act; in case any Underwriter is required to deliver (whether physically or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Shares, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

            (c) if, at the time this agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement, or a Registration Statement under Rule 462(b) under the Act, to be filed with the Commission and become effective before the Shares may be sold, the Company will use its best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective, and will pay any applicable fees in accordance with the Act, as soon as possible; and the Company will advise the Representative promptly and, if requested by the Representative, will confirm such advice in writing, (i) when such post-effective amendment or such Registration Statement has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner in accordance with such Rules);

            (d) to advise the Underwriters promptly and, if requested by the Representative, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or the Exchange Act Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of, a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise the Representative promptly of any proposal to amend or supplement the Registration Statement or the Exchange Act Registration Statement, any Preliminary Prospectus or the Prospectus, and to provide the Underwriters and Underwriters' counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which the Representative shall object in writing;

            (e) subject to Section 5(d) hereof, to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares; and to provide the Representative, for its review and comment, with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing, and to promptly notify the Representative of such filing;

            (f) to advise the Representative promptly of the happening of any event within the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, which event could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and to advise the Representative promptly if, during such period, it shall become necessary to amend or supplement the Prospectus to cause the Prospectus to comply with the requirements of the Act, and, in each case, during such time, subject to Section 5(d) hereof, to prepare and furnish, at the Company's expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change or to effect such compliance;

            (g) to make generally available to its security holders, and to deliver to the Representative, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period but in any case not later than August 15, 2008;

            (h) to furnish to the Representative copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

            (i) to furnish to the Representative as early as practicable prior to the time of purchase and any additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Company and its subsidiaries which have been read by the Company's independent registered public accountants, as stated in their letter to be furnished pursuant to Section 9(f) hereof;

            (j) to apply the net proceeds to the Company from the sale of the Shares in the manner set forth under the caption "Use of proceeds" in the Prospectus and to file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required by Rule 463 under the Act; to not use, and to cause the CECT Entities not to use, the proceeds from the sale of any Shares, directly or indirectly, for any purpose or activity that would cause the Underwriters or any purchaser of the Shares, by virtue of their purchasing or holding any Shares, to be in violation of the Trading With the Enemy Act, as amended, the International Emergency Economic Powers Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, or in connection with business, operations or contracts with the governmental authority or with any person or entity of Cuba, Iran, North Korea, Syria or Myanmar or any person or entity that is subject to sanctions under any program administered by OFAC;

            (k) to comply with Rule 433(d) under the Act (without reliance on

      Rule 164(b) under the Act) and with Rule 433(g) under the Act;

            (l) beginning on the date hereof and ending on, and including, the date that is 180 days after the date of the Prospectus (the "Lock-Up Period"), without the prior written consent of the Representative, not to
      (i) issue, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, with respect to, any Ordinary Shares or any other securities of the Company that are substantially similar to Ordinary Shares, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) file or cause to become effective a registration statement under the Act relating to the offer and sale of any Ordinary Shares or any other securities of the Company that are substantially similar to Ordinary Shares, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Ordinary Shares or any other securities of the Company that are substantially similar to Ordinary Shares, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii), except, in each case, for (A) the registration of the offer and sale of the Shares as contemplated by this agreement, (B) issuances of Ordinary Shares upon the exercise of options or warrants disclosed as outstanding in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus, (C) the granting of employee share options not exercisable during the Lock-Up Period pursuant to share incentive plans described in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus and (D) issuances of Ordinary Shares or any other securities in connection with any acquisition that has been approved by the Representative; provided, however, that if (a) during the period that begins on the date that is fifteen (15) calendar days plus three (3) business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (b) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Section 5(l) shall continue to apply until the expiration of the date that is fifteen
      (15) calendar days plus three (3) business days after the date on which the issuance of the earnings release or the material news or material event occurs;

            (m) prior to the time of purchase or any additional time of purchase, as the case may be, to issue no press release or other communication directly or indirectly and hold no press conferences with respect to the Company or any CECT Entity, the financial condition, results of operations, business, properties, assets, or liabilities of the Company or any CECT Entity, or the offering of the Shares, without the Representative's prior consent (such consent not to be unreasonably withheld by the Representative);

            (n) not, at any time upon or after the execution of this agreement, to, directly or indirectly, offer or sell any Shares by means of any "prospectus" (within the meaning of the Act), or use any "prospectus" (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Prospectus;

            (o) not to, and to cause the CECT Entities not to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

            (p) to use its best efforts to cause the Shares to be listed on the NYSE and to maintain the listing of the Shares on the NYSE;

            (q) to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Shares;

            (r) to indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Shares and on the execution, delivery and performance of this agreement; to make all payments to be made by the Company hereunder without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges, in which event, to pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made;

            (s) upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company's trademarks, trade names, service marks and corporate logo for use on the website, if any, operated by such Underwriter solely for the purpose of facilitating the on-line offering of the Shares (the "License"); provided, however, that the License is granted without any fee and may not be assigned or transferred to any person other than affiliates of such Underwriter; and

            (t) to comply with the Sarbanes-Oxley Act, and to use its best efforts to cause the Company's directors and officers, in their capacities as such, to comply with the Sarbanes-Oxley Act.

   6. Certain Covenants of the Selling Shareholders. Each Selling Shareholder hereby agrees:

            (a) not, at any time upon or after the execution of this agreement, to offer or sell any Shares by means of any "prospectus" (within the meaning of the Act), or use any "prospectus" (within the meaning of the
      Act) in connection with the offer or sale of the Shares, in each case other than the Prospectus;

            (b) not to take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

            (c) to pay or cause to be paid all taxes, if any, on the transfer and sale of the Shares being sold by such Selling Shareholder;

            (d) to advise the Representative promptly, and if requested by the Representative, confirm such advice in writing, so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, of (i) any change in information in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, relating to such Selling Shareholder or (ii) any new material information relating to the Company or relating to any matter stated in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, which comes to the attention of such Selling Shareholder;

            (e) prior to or concurrently with the execution and delivery of this agreement, to execute and deliver to the Underwriters a Custody Agreement and a Lock-Up Agreement, and solely in the case of the Controlling Shareholder, a Power of Attorney; and

            (f) in order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Shareholder shall deliver to the Underwriters prior to or at the time of purchase a properly completed and executed United States Treasury W-8BEN or W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

  7. Covenant to Pay Costs. The Company agrees to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, each Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iii) the producing, word processing and/or printing of this agreement, any agreements among the Underwriters, any dealer agreements, any Powers of Attorney, Custody Agreements, closing documents, agreements or materials (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law (including the legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Shares on any securities exchange or qualification of the Shares for quotation on the NYSE and any registration thereof under the Exchange Act,
(vi) any filing for review of the public offering of the Shares by the NASD, including the legal fees and filing fees and other disbursements of counsel to the Underwriters relating to NASD matters, (vii) the fees and disbursements of any transfer agent or registrar for the Shares, (viii) the costs and expenses of the Company and such Selling Shareholder relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares to prospective investors and the Underwriters' sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company or by such Selling Shareholder and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the costs and expenses of qualifying the Shares for inclusion in the book-entry settlement system of the DTC, (x) the preparation and filing of the Exchange Act Registration Statement, including any amendments thereto, and (xi) the fees and disbursements of counsel to the Underwriters. The Company agrees to reimburse the Representative for all costs and reasonable expenses incurred by it in connection with the offering, including without limitation, cost of audit and accounting reports, provision of comfort letters, document production, postage, telecommunications, travel (including road show travel), reasonable out-of-pocket expenses and the fees and disbursements of the Representative's legal counsel and other advisers. For the avoidance of doubt, each of the Company and the Selling Shareholders agrees to pay for all its own legal fees, the costs of its accountants, auditors and other advisers, and the costs of all audit and accounting reports and work. The Company agrees that the Representative may deduct any and all sums payable to it pursuant to this
Section 7 from the proceeds payable to the Company pursuant to the terms and conditions of this agreement at the time of purchase of the Firm Shares, and at the additional time of purchase of the Additional Shares to the extent any additional costs of a nature as described in this Section 7 are incurred by the Representative during the period from the time of purchase and the additional time of purchase.

      8. Reimbursement of Underwriters' Expenses. If the Shares are not delivered for any reason other than the termination of this agreement pursuant to the fifth paragraph of Section 11 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall, in addition to paying the amounts described in Section 7 hereof, reimburse the Underwriters for all of their out of pocket expenses, including the fees and disbursements of their counsel reasonably incurred by them in connection with the offering of the Shares and in no event to exceed US$874,000.

      9. Conditions of Underwriters' Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the respective representations and warranties on the part of the Company and each Selling Shareholder on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the Company and each Selling Shareholder of each of their respective obligations hereunder and to the following additional conditions precedent:

                  (a) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Shearman & Sterling LLP, United States counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, substantially in the form set forth in Exhibit B hereto.

                  (b) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Conyers Dill & Pearman, British Virgin Islands counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, and in form and substance satisfactory to the Representative, substantially in the form set forth in Exhibit C hereto.

                  (c) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Conyers Dill & Pearman, British Virgin Islands counsel for each Selling Shareholder that is a British Virgin Islands company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, and in form and substance satisfactory to the Representative, substantially in the form set forth in Exhibit D hereto.

                  (d) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Conyers Dill & Pearman, Cayman Islands counsel for each Selling Shareholder that is a Cayman Islands company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, and in form and substance satisfactory to the Representative, substantially in the forms set forth in Exhibit E hereto.

                  (e) You shall have received at the time of purchase, and, if applicable, at the additional time of purchase, an opinion of King and Wood, PRC counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, in form and substance satisfactory to the Representative, substantially in the form set forth in Exhibit F hereto.

                  (f) You shall have received from KPMG letters dated,
            respectively, the date of this agreement, the date of the Prospectus, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with executed copies for each of the Underwriters) in the forms satisfactory to the Representative, which letters shall cover, without limitation, the various financial disclosures contained in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any.

                  (g) You shall have received from the Chief Financial Officer of the Company letters dated, respectively, the date of this agreement, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with executed copies for each of the Underwriters), substantially in the form set forth in Exhibit G, which letters shall cover, without limitation, the various financial and operating disclosures contained in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any.

                  (h) You shall have received at the time of purchase and, if applicable, at the additional time of purchase, an opinion of O'Melveny & Myers LLP, United States counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to the Representative.

                  (i) You shall have received at the time of purchase, and, if applicable, at the additional time of purchase, an opinion of Commerce & Finance Law Offices, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to the Representative.

                  (j) No Prospectus or amendment or supplement to the
            Registration Statement or the Prospectus shall have been filed to which you shall have objected in writing.

                  (k) The Registration Statement, the Exchange Act Registration
            Statement and any registration statement required to be filed, prior to the sale of the Shares, under the Act pursuant to Rule 462(b) shall have been filed and shall have become effective under the Act or the Exchange Act, as the case may be. If Rule 430A under the Act is used, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this agreement (or such earlier time as may be required under the Act).

                  (l) Prior to and at the time of purchase, and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement, and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the Preliminary Prospectuses or the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (iv) no Disclosure Package, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (v) none of the Permitted Free Writing Prospectuses, if any, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

                  (m) The Company shall, at the time of purchase and, if
            applicable, at the additional time of purchase, deliver to you a certificate of its Chief Executive Officer and its Chief Financial Officer, dated the time of purchase or the additional time of purchase, as the case may be, substantially in the form attached as Exhibit H hereto.

                  (n) Each Selling Shareholder shall, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate signed by such Selling Shareholder, or a Representative of the Controlling Shareholder (in the case of the Controlling Shareholder), dated the time of purchase or the additional time of purchase, as the case may be, substantially in the form attached as Exhibit I hereto.

                  (o) You shall have received each of the signed Lock-Up
            Agreements referred to in Section 3 hereof, and each such Lock-Up Agreement shall be in full force and effect at the time of purchase and the additional time of purchase, as the case may be.

                  (p) The Company and the Controlling Shareholder shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, the Disclosure Package, the Prospectus or any Permitted Free Writing Prospectus as of the time of purchase and, if applicable, the additional time of purchase, as you may reasonably request.

                  (q) The Shares shall have been approved for listing on the
            NYSE, subject only to notice of issuance and evidence of satisfactory distribution at or prior to the time of purchase or the additional time of purchase, as the case may be.

                  (r) At or prior to the time of purchase and each additional time of purchase, if applicable, the NASD shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby, that remains unresolved to the satisfaction of the NASD.

                  (s) Each Selling Shareholder shall have delivered to you a duly executed Custody Agreement, and the Controlling Shareholder shall have delivered to you a duly executed Power of Attorney, in each case in form and substance satisfactory to the Representative.

      10. Effective Date of Agreement; Termination. This agreement shall become effective when the parties hereto have executed and delivered this agreement.

            The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representative, if (1) since the time of execution of this agreement or the earlier respective dates as of which information is given in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, there has been any change or any development involving a prospective change in the business, properties, management, financial condition or results of operations of the Company and the CECT Entities, taken as a whole, the effect of which change or development is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, or (2) since the time of execution of this agreement, there shall have occurred: (A) a suspension or material limitation in trading in securities generally on the NYSE, the American Stock Exchange or the NASDAQ; (B) a suspension or material limitation in trading in the Company's securities on the NYSE; (C) a general moratorium on commercial banking activities declared by either United States federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (D) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or
(E) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (D) or (E), in the sole judgment of the Representative, makes it impractical or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any.

            If the Representative elects to terminate this agreement as provided in this Section 10, the Company, the Selling Shareholders and each other Underwriter shall be notified promptly in writing.

            If the sale to the Underwriters of the Shares, as contemplated by this agreement, is not carried out by the Underwriters for any reason permitted under this agreement, or if such sale is not carried out because the Company or any Selling Shareholder, as the case may be, shall be unable to comply with any of the terms of this agreement, the Company and the Selling Shareholders shall not be under any obligation or liability under this agreement (except to the extent provided in Sections 7, 8, and 12), and the Underwriters shall be under no obligation or liability to the Company or any Selling Shareholder under this agreement (except to the extent provided in Section 12 hereof) or to one another hereunder.

      11. Increase in Underwriters' Commitments. Subject to Sections 9 and 10 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 9 hereof or a reason sufficient to justify the termination of this agreement under the provisions of Section 10 hereof) and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters (including the Underwriters, if any, substituted in the manner set forth below) shall take up and pay for (in addition to the aggregate number of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Shares shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set forth opposite the names of such non-defaulting Underwriters in Schedule A.

            Without relieving any defaulting Underwriter from its obligations hereunder, the Company and each Selling Shareholder each agrees with the non-defaulting Underwriters that it will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

            If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

            The term "Underwriter" as used in this agreement shall refer to and include any Underwriter substituted under this Section 11 with like effect as if such substituted Underwriter had originally been named in Schedule A hereto.

            If the aggregate number of Firm Shares which the defaulting Underwriter or

Underwriters agreed to purchase exceeds 10% of the total number of Firm Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this agreement shall terminate without further act or deed and without any liability on the part of the Company or any Selling Shareholder to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company or to any Selling Shareholder. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this agreement.

      12. Indemnity and Contribution.

                  (a) The Company and the Controlling Shareholder jointly and severally agree to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement, which information consists solely of the information specified in Section 13, or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading;
            (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 12 being deemed to include any Preliminary Prospectus, the Prospectus and any amendments or supplements to the foregoing), in any Permitted Free Writing Prospectus, in any "issuer information" (as defined in Rule 433 under the Act) of the Company or in any Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or Permitted Free Writing Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, such Prospectus or Permitted Free Writing Prospectus, which information consists solely of the information specified in Section 13, or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

                  (b) Each Selling Shareholder severally and not jointly agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), as such Registration Statement relates to such Selling Shareholder, or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus, in any Permitted Free Writing Prospectus or in any Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, in each case as such document(s) relate to such Selling Shareholder, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (c) Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers, the Selling Shareholders and any person who controls the Company or any Selling Shareholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company, the Selling

            Shareholders or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon
            (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), which information consists solely of the information specified in Section 13, or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, a Prospectus or a Permitted Free Writing Prospectus, which information consists solely of the information specified in Section 13, or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

                  (d) If any action, suit or proceeding (each, a "Proceeding")
            is brought against a person (an "indemnified party") in respect of which indemnity may be sought against the Company, the Selling Shareholders or an Underwriter (as applicable, the "indemnifying party") pursuant to subsection (a), (b) or (c), respectively, of this Section 12, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all reasonable fees and expenses; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party (or, in the case such indemnifying party is a Selling Shareholder, by such Selling Shareholder or by a Representative of the Controlling Shareholder (in the case of the Controlling Shareholder)) in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses reasonably incurred shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent (or, in the case such indemnifying party is a Selling Shareholder, without the written consent of either such Selling Shareholder or a Representative of the Controlling Shareholder (in the case of the Controlling Shareholder)) but, if settled with its written consent (or, in the case such indemnifying party is a Selling Shareholder, with the written consent of such Selling Shareholder or of a Representative of the Controlling Shareholder (in the case of the Controlling Shareholder)), such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party (or, where such indemnifying party is a Selling Shareholder, requested such Selling Shareholder or any Representative of the Controlling Shareholder (in the case of the Controlling Shareholder)) to reimburse the indemnified party for reasonable fees and expenses of counsel as contemplated by the second sentence of this Section 12(d), then the indemnifying party agrees that it shall be liable for such reasonable fees and expenses of counsel if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party (or, where such indemnifying party is a Selling Shareholder, receipt by such Selling Shareholder or by any Representative of the Controlling Shareholder (in the case of the Controlling Shareholder)) of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement, and (iii) such indemnified party shall have given the indemnifying party (or, where such indemnifying party is a Selling Shareholder, given such Selling Shareholder or any Representative of the Controlling Shareholder (in the case of the Controlling Shareholder)) at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party (or, where such indemnified party is a Selling Shareholder, the prior written consent of such Selling Shareholder or of any Representative of the Controlling Shareholder (in the case of the Controlling Shareholder)), effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

                  (e) If the indemnification provided for in this Section 12 is unavailable to an indemnified party under subsections (a), (b) and
            (c) of this Section 12 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and each Selling Shareholder on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and each Selling Shareholder on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and each Selling Shareholder on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and each Selling Shareholder, and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares. The relative fault of the Company and each Selling Shareholder on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or such Selling Shareholder or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

                  (f) The Company, the Selling Shareholders and the Underwriters
            agree that it would not be just and equitable if contribution pursuant to this Section 12 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection
            (e) above. Notwithstanding the provisions of this Section 12, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 12 are several in proportion to their respective underwriting commitments and not joint.

                  (g) The indemnity and contribution agreements contained in this Section 12 and the covenants, warranties and representations of the Company and the Selling Shareholders contained in this agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company or any Selling Shareholder, its respective directors or officers or any person who controls the Company or any Selling Shareholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this agreement or the issuance and delivery of the Shares to be sold by the Company pursuant hereto and the delivery of the Shares to be sold by each Selling Shareholder pursuant hereto. The Company, the Selling Shareholders and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company or each Selling Shareholder, against any of their officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus.

      13. Information Furnished by the Underwriters. The statements set forth in the Prospectus under the captions "Underwriting - Commissions and discounts" and "Underwriting - Price stabilization, short positions," only insofar as such statements relate to the amount of selling concession and reallowance or to over-allotment and stabilization activities that may be undertaken by the Underwriters, constitute the only information furnished by or on behalf of the Underwriters, as such information is referred to in Sections 3, 4 and 12 hereof.

      14. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram or facsimile and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS AG at 52/F, 2 International Finance Centre, 8 Finance Street, Central, Hong Kong, if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 10th Floor, CEC Building, 6 Zhongguancun South Street, Beijing 100086, People's Republic of China, Attention: David Li, Chief Executive Officer, if to the Controlling Shareholder, shall be sufficient in all respects if delivered or sent to the Controlling Shareholder at Qiao Xing Industrial Park, Tang Quan, Huizhou City, Guangdong, People's Republic of China, 516023 (facsimile: +86-752-2820298),
Attention: Mr. Rui Lin Wu, Chairman and Chief Executive Officer, and if to the other

Selling Shareholders other than the Controlling Shareholder, shall be sufficient in all respects if delivered or sent to DKR Soundshore Oasis Holding Fund Ltd. at Suite 2608, 26th Floor, Two Exchange Square, Central, Hong Kong, Attention:
Shan M. Chang, Vice President and Counsel.

      15. Governing Law; Construction. This agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this agreement ("Claim"), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this agreement have been inserted as a matter of convenience of reference and are not a part of this agreement.

      16. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company and each Selling Shareholder each consent to the jurisdiction of such courts and personal service with respect thereto. The Company and each Selling Shareholder each hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this agreement is brought by any third party against any Underwriter or any indemnified party. Each Underwriter and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) and each Selling Shareholder (on its behalf and, in the case such Selling Shareholder is not an individual, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) each waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this agreement. The Company and each Selling Shareholder each agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and each Selling Shareholder and may be enforced in any other courts to the jurisdiction of which the Company or each Selling Shareholder is or may be subject, by suit upon such judgment. The Company has irrevocably appointed CT Corporation System, 111 Eighth Avenue, New York, New York, the Controlling Shareholder has irrevocably appointed Andrew N. Bernstein, Esq., 5445 DTC Parkway, Suite 520, Greenwood Village, Colorado 80111, and each of the other Selling Shareholders other than the Controlling Shareholder has irrevocably appointed DKR Oasis Management Company L.P., 1281 East Main Street, Stamford, CT 06902, in each case, as its respective authorized agent upon whom process may be served in any action, proceeding or counterclaim in any way relating to, arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York court.

      17. Judgment Currency. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the "judgment currency") other than United States dollars, the Company and each Selling Shareholder, as the case may be, will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between
(a) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (b) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of the judgment currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and each Selling Shareholder and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

      18. Parties at Interest. This agreement has been and is made solely for the benefit of the Underwriters, the Company and each Selling Shareholder and to the extent provided in Section 12 hereof the controlling persons, partners, directors and officers referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this agreement.

      19. No Fiduciary Relationship. The Company and each Selling Shareholder each hereby acknowledge that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Company's securities. The Company and each Selling Shareholder each further acknowledge that the Underwriters are acting pursuant to a contractual relationship created solely by this agreement entered into on an arm's length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company or any Selling Shareholder, their respective management, stockholders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Company's securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company or any Selling Shareholder, either in connection with the transactions contemplated by this agreement or any matters leading up to such transactions, and the Company and each Selling Shareholder each hereby confirm their understanding and agreement to that effect. The Company, each Selling Shareholder and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Company or each Selling Shareholder regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company's securities, do not constitute advice or recommendations to the Company or any Selling Shareholder. The Company and each Selling Shareholder each hereby waive and release, to the fullest extent permitted by law, any claims that the Company or such Selling Shareholder may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Company or any Selling Shareholder in connection with the transactions contemplated by this agreement or any matters leading up to such transactions.

      20. Counterparts. This agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

      21. Successors and Assigns. This agreement shall be binding upon the Underwriters, the Company and each Selling Shareholder and their successors and assigns and any successor or assign of any substantial portion of the Company's, any of the Selling Shareholder's and any of the Underwriters' respective businesses and/or assets.

      22. Miscellaneous. The Representative will notify the Company of the date when the distribution of the Shares is complete.

  [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

      If the foregoing correctly sets forth the understanding among the Company, each Selling Shareholder and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this agreement and your acceptance shall constitute a binding agreement among the Company, the Selling Shareholders and the Underwriters, severally.

                                  Very truly yours,

                                  QIAO XING MOBILE COMMUNICATION CO., LTD.

                                  By:  _____________________________________
                                       Name:
                                       Title:

                                  QIAO XING UNIVERSAL TELEPHONE, INC.

                                  By: REPRESENTATIVE, Attorney-in-Fact

                                  By:  ______________________________________
                                       Name:
                                       Title:

                                  DKR SOUNDSHORE OASIS HOLDING FUND LTD.

                                  By: DKR Oasis Management Company L.P.,
                                      its investment manager

                                  By:  ______________________________________
                                  Name:
                                  Title:

                                  CEDAR DKR HOLDING FUND LTD.

                                  By:  DKR Oasis Management Company L.P.,
                                       its investment manager

                                  By:  ______________________________________
                                  Name:
                                  Title:

Accepted and agreed to as of the date first above written, on behalf of itself and the other several Underwriters named in Schedule A

UBS AG

By: UBS AG

By: ________________________________
    Name:
    Title:

                                   SCHEDULE A


Uderwriters                                           Number of Firm Shares
-----------                                               --------------
UBS AG..................................................   14,166,667
CIBC World Markets Corp.................................    1,250,000
Cowen and Company, LLC                                      1,250,000

                                                          ------------
     Total..............................................   16,666,667
                                                          ============

                                   SCHEDULE B

1. Public offering price: $[ ] per share

2. Number of shares offered: 19,166,667

                                   SCHEDULE C

                                                                  Number of Firm           Number of
                                                                      Shares           Additional Shares
                                                                  --------------       -----------------
Company................................................              12,500,000             2,500,000
Selling Shareholders
   QIAO XING UNIVERSAL TELEPHONE, INC..................               2,500,000                     0
   DKR Soundshore Oasis Holding Fund Ltd...............               1,500,000                     0
   CEDAR DKR Holding Fund Ltd..........................                 166,667                     0
                                                                     ----------            ---------
     Total.............................................              16,666,667            2,500,000
                                                                     ==========            =========

                                    EXHIBIT A

                                Lock-Up Agreement

                                                          ___________ ___, 2007

UBS AG
52/F, 2 International Finance Centre
8 Finance Street, Central
Hong Kong

as Managing Underwriter
and Representative of the several Underwriters

Ladies and Gentlemen:

      This Lock-Up Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement") to be entered into by Qiao Xing Mobile Communication, Co., Ltd., a British Virgin Islands company (the "Company"), the selling shareholders named therein (the "Selling Shareholders") and you and the other underwriters named in Schedule A to the Underwriting Agreement (collectively, the "Underwriters"), with respect to the public offering (the "Offering") of ordinary shares, without par value, of the Company (the "Ordinary Shares").

      In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned agrees that, effective as of the date of this Lock-Up Agreement, for a period beginning on the date hereof and ending on, and including, the date that is 180 days after the date of the final prospectus relating to the Offering (the "Lock-Up Period"), the undersigned will not, without the prior written consent of UBS AG, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the "Commission") in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of
Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the "Exchange Act") with respect to, any Ordinary Shares or any other securities of the Company that are substantially similar to Ordinary Shares, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Ordinary Shares or any other securities of the Company that are substantially similar to Ordinary Shares, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise, or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to (a) the registration of the offer and sale of Ordinary Shares as contemplated by the Underwriting

Agreement and the sale of the Ordinary Shares to the Underwriters in the Offering, (b) bona fide gifts, provided the recipient thereof agrees in writing with UBS AG to be bound by the terms of this Lock-Up Agreement and confirms that he, she or it has been in compliance with the terms of this Lock-Up Agreement since the date hereof, or (c) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement and confirms that it has been in compliance with the terms of this Lock-Up Agreement since the date hereof. For purposes of this paragraph, "immediate family" shall mean the undersigned and the spouse, any lineal descendent, father, mother, brother or sister of the undersigned.

      Notwithstanding anything herein to the contrary, the preceding paragraph shall not apply to the sale of Ordinary Shares by the Selling Shareholders to the Underwriters in the Offering pursuant to the Underwriting Agreement.

      In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Ordinary Shares in connection with the filing of a registration statement relating to the Offering. The undersigned further agrees that, during the Lock-Up Period, the undersigned will not, without the prior written consent of UBS AG, make any demand for, or exercise any right with respect to, the registration of Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, or warrants or other rights to purchase Ordinary Shares or any such securities.

      Notwithstanding the above, if (a) during the period that begins on the date that is fifteen (15) calendar days plus three (3) business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (b) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Agreement shall continue to apply until the expiration of the date that is fifteen (15) calendar days plus three (3) business days after the date on which the issuance of the earnings release or the material news or the material event relating to the Company occurs.

      In addition, the undersigned hereby waives any and all preemptive rights, participation rights, resale rights, rights of first refusal and similar rights that the undersigned may have in connection with the Offering or with any issuance or sale by the Company of any equity or other securities before the Offering, except for any such rights as have been heretofore duly exercised.

      The undersigned hereby confirms that the undersigned has not, directly or indirectly, taken, and hereby covenants that the undersigned will not, directly or indirectly, take, any action designed, or which has constituted or will constitute or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of Ordinary Shares.

                                      * * *

      If (i) the Company notifies you in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the Commission with respect to the Offering is withdrawn, (iii) the Underwriting Agreement does not become effective prior to May 31, 2007, or (iv) for any reason the Underwriting Agreement (other than the provisions thereof which survive termination) shall be terminated prior to the payment for and the delivery of the Ordinary Shares in the Offering pursuant to the Underwriting Agreement, this Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

                                               Yours very truly,
                                               ___________________________
                                               Name:

                                   EXHIBIT A-1

                  LIST OF PARTIES TO EXECUTE LOCK-UP AGREEMENTS

Name                                                                                    Position
----                                                        -------------------------------------------------------
1.  QIAO XING UNIVERSAL TELEPHONE, INC.                     Shareholder

2.  DKR Soundshore Oasis Holding Fund Ltd.                  Shareholder

3.  CEDAR DKR Holding Fund Ltd.                             Shareholder

4.  Zhi Yang Wu                                             Chairman

5.  Rui Lin Wu                                              Vice Chairman

6.  Zacky Sun                                               Independent Director

7.  Hui Zhang                                               Independent Director

8.  Pei De Lou                                              Independent Director

9.  David Li                                                Chief Executive Officer

10. Kok Seong Tan                                           Chief Financial Officer and Principal Accounting Officer

11. Shi Ze Zhu                                              Vice President and Executive Director of CECT

12. LAI Kui Shing, Andy                                     Consultant

                                     A-1-1